                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):      August 9, 2001


                            P. H. GLATFELTER COMPANY
               (Exact Name of Registrant as Specified in Charter)


  Pennsylvania                          1-3560                 23-0628360
(State or Other                       (Commission File       (IRS Employer
Jurisdiction of Incorporation)        Number)                Identification No.)


             96 South George Street, Suite 500
             York, PA                                        17401
                    (Address of Principal                    (Zip Code)
                    Executive Offices)




                                 (717) 225-4711
              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On August 9, 2001, the Registrant completed the sale of its Ecusta Division to privately-held PURICO (IOM) Limited, an Isle of Man company, and certain of its affiliates.

         The transaction involved the sale of the assets of the Registrant's Ecusta mill, which produces tobacco papers and lightweight printing papers, together with the stock of its operating subsidiaries in Australia and Canada and certain of the Registrant's receivables.

         The Ecusta Division was sold for a reduced cash price of approximately $24 million, plus the assumption of certain liabilities related to Ecusta's business. The cash price is $15 million lower than the amount announced on May 16, 2001 due to changes in certain aspects of Ecusta's business. The cash price is subject to adjustments for working capital and final settlement of the closing balance sheet.

         The Registrant recognized a charge of $52.5 million ($33.6 million after tax or $.79 per share) in the second quarter of 2001, primarily related to the impairment of the Ecusta Division assets. The Registrant believes that the consummation of the transaction will not have a significant impact on third quarter 2001 results. During the third quarter, a gain primarily related to the settlement of pension obligations will be approximately offset by the impact of the reduction of the cash price. Any post-closing adjustments to the purchase price required under the acquisition agreement will be recorded by year end. The transaction will also be modestly dilutive to earnings exclusive of any one-time net charges.

         Related to the transaction, the Registrant's Papierfabrik Schoeller & Hoesch GmbH & Co. subsidiary in Germany entered into a three-year agreement to manufacture and supply tobacco papers to PURICO GmbH, also located in Germany. Schoeller & Hoesch plans to transition its tobacco papers production to other products over the next three years. Schoeller & Hoesch also produces tea bag and other long fiber products, as well as overlay papers and metallized papers.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (b)      Pro forma financial information.

         The following unaudited pro forma condensed consolidated financial statements present financial information for the Registrant giving effect to the sale of the Ecusta Division, which was completed on August 9, 2001. The transaction involved the sale of the assets of the Registrant's Ecusta mill, which produces tobacco papers and lightweight printing papers, together with the stock of its operating subsidiaries in Australia and Canada and certain of the Registrant's receivables. The unaudited pro forma condensed consolidated statements of income (loss) for the six months ended June 30, 2001 and for the year ended December 31, 2000 are presented as if the sale had occurred at the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2001 is presented as if the sale had occurred as of that date.

         The pro forma condensed consolidated financial statements should be read in conjunction with the Registrant's unaudited condensed consolidated financial statements and notes thereto included in the Registrant's quarterly report on Form 10-Q for the period ended June 30, 2001 and the audited consolidated financial statements and notes thereto incorporated by reference in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000. The pro forma information may not necessarily be indicative of what the Registrant's results of operations or financial position would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of the Registrant's results of operations or financial position for any future period or date.

                    P. H. GLATFELTER COMPANY AND SUBSIDIARIES
          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
                     (in thousands except per share amounts)
                                   (UNAUDITED)



                                                                  Six months ended June 30, 2001
                                                     -------------------------------------------------------
                                                                       LESS:
                                                        THE          DISPOSED
                                                     REGISTRANT      BUSINESS      PRO FORMA
                                                        (E)            (F)        ADJUSTMENTS      PRO FORMA
                                                     ----------     ---------     -----------      ---------
Revenues:
    Net sales                                         $ 355,933     $  80,125                      $ 275,808
    Other income - net:
      Energy sales - net                                  4,714           -                            4,714
      Interest on investments
         and other - net                                  2,339            45       $     595 (A)      2,889
      Gain (loss) from property
         dispositions, etc. - net                         1,095          (479)                         1,574
                                                      ---------     ---------       ---------      ---------
                                                          8,148          (434)            595          9,177

           Total revenues                               364,081        79,691             595        284,985

Costs and expenses:
    Cost of products sold                               283,981        70,265            (303)(B)    213,413
    Selling, general and
      administrative expenses                            30,582         4,871                         25,711
    Interest on debt                                      8,244           -                            8,244
    Unusual items                                        52,500           -           (50,000)(C)      2,500
                                                      ---------     ---------       ---------      ---------
                                                        375,307        75,136         (50,303)       249,868

Income (loss) before income taxes                       (11,226)        4,555          50,898         35,117

Income tax provision (benefit):
    Current                                                 673         2,684           9,119 (D)      7,108
    Deferred                                             (4,791)         (936)          9,204 (D)      5,349
                                                      ---------     ---------       ---------      ---------
      Total                                              (4,118)        1,748          18,323         12,457

Net income (loss)                                     $  (7,108)    $   2,807       $  32,575      $  22,660
                                                      =========     =========       =========      =========

Earnings (loss) per share:
    Basic                                             $   (0.17)                                   $    0.53
                                                      =========                                    =========
    Diluted                                           $   (0.17)                                   $    0.53
                                                      =========                                    =========

Shares used in per share calculations:
    Basic                                                42,466                                       42,466
                                                      =========                                    =========
    Diluted                                              42,546                                       42,800
                                                      =========                                    =========


                    P. H. GLATFELTER COMPANY AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
                   (in thousands except per share amounts)
                                 (UNAUDITED)


                                                                   Year ended December 31, 2000
                                                     -------------------------------------------------------
                                                                      LESS:
                                                        THE          DISPOSED      PRO FORMA
                                                     REGISTRANT      BUSINESS     ADJUSTMENTS      PRO FORMA
                                                                       (F)
                                                     ----------     ---------     -----------      ---------
Revenues:
    Net sales                                         $ 724,720     $ 165,379                      $ 559,341
    Other income - net:
      Energy sales - net                                  9,243           -                            9,243
      Interest on investments
         and other - net                                  3,820           125       $   1,587 (A)      5,282
      Gain from property
         dispositions, etc. - net                         2,029          (410)                         2,439
                                                      ---------     ---------       ---------      ---------
                                                         15,092          (285)          1,587         16,964

           Total revenues                               739,812       165,094           1,587        576,305

Costs and expenses:
    Cost of products sold                               591,201       155,507            (607)(B)    435,087
    Selling, general and
      administrative expenses                            60,267        10,913                         49,354
    Interest on debt                                     16,405           -                           16,405
    Unusual items                                         3,336         2,497                            839
                                                      ---------     ---------       ---------      ---------
                                                        671,209       168,917            (607)       501,685

Income (loss) before income taxes                        68,603        (3,823)          2,194         74,620

Income tax provision (benefit):
    Current                                              11,366          (698)            571 (D)     12,635
    Deferred                                             13,237          (873)            219 (D)     14,329
                                                      ---------     ---------       ---------      ---------
      Total                                              24,603        (1,571)            790         26,964

Net income (loss)                                     $  44,000     $  (2,252)      $   1,404      $  47,656
                                                      =========     =========       =========      =========

Earnings per share:
    Basic                                             $    1.04                                    $    1.13
                                                      =========                                    =========
    Diluted                                           $    1.04                                    $    1.12
                                                      =========                                    =========

Shares used in per share calculations:
    Basic                                                42,342                                       42,342
                                                      =========                                    =========
    Diluted                                              42,483                                       42,483
                                                      =========                                    =========

                   P. H. GLATFELTER COMPANY AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)
                                   (UNAUDITED)

                                                                                        June 30, 2001
                                                                 -----------------------------------------------------------
                                                                                       LESS:
                                                                                     DISPOSED
                                                                 THE REGISTRANT      BUSINESS      PRO FORMA
                                                                       (E)           (E), (M)     ADJUSTMENTS      PRO FORMA
                                                                 --------------     ---------     -----------      ---------
                                     ASSETS
                                     ------
Current assets:
    Cash and cash equivalents                                         $  96,933     $   3,725        $ 22,672 (G)  $ 115,880
    Accounts receivable - net                                            75,663        18,496                         57,167
    Income taxes receivable                                               7,063                         4,758 (H)     11,821
    Inventories:
      Raw materials                                                      25,266         9,956                         15,310
      In-process and finished                                            43,527        14,300                         29,227
      Supplies                                                           28,865         8,955                         19,910
                                                                      ---------     ---------       ---------      ---------
        Total inventories                                                97,658        33,211                         64,447

    Prepaid expenses and other current assets                             2,700           265                          2,435
                                                                      ---------     ---------       ---------      ---------
           Total current assets                                         280,017        55,697          27,430        251,750

Plant, equipment and timberlands - net                                  493,612         4,764                        488,848

Other assets                                                            185,636            25          16,625 (I)    202,236
                                                                      ---------     ---------       ---------      ---------

             Total assets                                             $ 959,265     $  60,486       $  44,055      $ 942,834
                                                                      =========     =========       =========      =========


                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
    Current portion of long-term debt                                 $   1,294     $      -                       $   1,294
    Short-term debt                                                       2,943            -                           2,943
    Accounts payable                                                     41,449         5,312                         36,137
    Dividends payable                                                     7,455            -                           7,455
    Income taxes payable                                                  1,140            -                           1,140
    Accrued compensation and other expenses
      and deferred income taxes                                          52,147        12,739       $   1,000 (J)     40,408
                                                                      ---------     ---------       ---------      ---------
           Total current liabilities                                    106,428        18,051           1,000         89,377

Long-term debt                                                          284,440            -                         284,440

Deferred income taxes                                                   150,507            -            4,032 (H)    154,539

Other long-term liabilities                                              66,118         4,281           3,400 (K)     65,237
                                                                      ---------     ---------       ---------      ---------

             Total liabilities                                          607,493        22,332           8,432        593,593

Commitments and contingencies

Shareholders' equity:
    Common stock                                                            544            -                             544
    Capital in excess of par value                                       41,220            -                          41,220
    Retained earnings                                                   489,027        38,154          35,623 (L)    486,496
    Accumulated other comprehensive loss                                 (4,412)           -                          (4,412)
                                                                      ---------     ---------       ---------      ---------
      Total                                                             526,379        38,154          35,623        523,848

    Less cost of common stock in treasury                              (174,607)          -                         (174,607)
                                                                      ---------     ---------       ---------      ---------

           Total shareholders' equity                                   351,772        38,154          35,623        349,241

             Total liabilities and shareholders' equity               $ 959,265     $  60,486       $  44,055      $ 942,834
                                                                      =========     =========       =========      =========

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.    Basis of Presentation

      The following unaudited pro forma condensed consolidated financial statements present financial information for the Registrant giving effect to the sale of the Ecusta Division, which was completed on August 9, 2001. The transaction involved the sale of the assets of the Registrant's Ecusta mill, which produces tobacco papers and lightweight printing papers, together with the stock of its operating subsidiaries in Australia and Canada and certain of the Registrant's receivables. The unaudited pro forma condensed consolidated statements of income (loss) for the six months ended June 30, 2001 and for the year ended December 31, 2000 are presented as if the sale had occurred at the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2001 is presented as if the sale had occurred as of that date.

2.    Unaudited Pro Forma Consolidated Financial Adjustments

(A) Reflects interest income on net cash proceeds of $22,672,000 using interest rate assumptions of 5.25% and 7.00% for the six months ended June 30, 2001 and for the year ended December 31, 2000, respectively.

(B) Reflects an estimate of the on-going net impact on pension income and retiree medical costs due to the settlement of certain pension and retiree medical benefit obligations for employees transferred in connection with the sale. This adjustment does not include the impact of the one-time net gain expected as a result of the curtailment and settlement of such obligations.

(C) Reflects the elimination of $50,000,000 recorded during the second quarter of 2001. This amount, which had an after-tax impact of $32,000,000, or $0.75 per share, relates to an impairment charge associated with the disposed business.

(D)   Reflects the tax effect of the pro forma adjustments described in notes
      (A) through (C) using an effective income tax rate of 36.0%.

(E) The unaudited condensed consolidated statement of income (loss) for the six months ended June 30, 2001 and unaudited condensed consolidated balance sheet as of June 30, 2001 reflect the impact of the $52,500,000 of unusual items in the second quarter of 2001. This amount primarily relates to the $50,000,000 impairment charge associated with the disposed business discussed in note (C).

(F) Reflects the disposed business' unaudited condensed consolidated statement of income (loss) for the period presented.

(G) Reflects the sale of the Ecusta Division to PURICO (IOM) Limited, an Isle of Man company, and certain of its affiliates for total cash proceeds of $24,000,000, net of an estimated working capital adjustment to the purchase price of $1,328,000. The actual amount of the working capital adjustment, if any, is dependent upon the final closing balance sheet.

(H) Reflects the effect on income taxes receivable and deferred income taxes related to the estimated impact of the transaction on third quarter 2001 earnings. The effect was calculated using an effective income tax rate of 36.0%. The effect on income taxes receivable and deferred income taxes related to the impairment charge in the second quarter of 2001 is reflected in the June 30, 2001 unaudited condensed consolidated balance sheet.

(I) Reflects the impact of an estimated gain in connection with the curtailment and settlement of certain pension obligations for employees transferred in connection with the sale.

(J) Reflects the impact of estimated third quarter 2001 costs incurred in connection with the transaction not reflected in the June 30, 2001 unaudited condensed consolidated balance sheet.

(K) Reflects the net impact of the estimated accrual of certain long-term liabilities in connection with the transaction, partially offset by an estimated gain in connection with the settlement of certain retiree medical benefit obligations for employees transferred in connection with the sale.

(L)   Reflects the net impact of the adjustments described in notes (G) through
      (K).

(M) Reflects the disposed business' unaudited condensed consolidated balance sheet as of June 30, 2001.

         (c)      Exhibits.

                  Number                Description of Document
                  ------                -----------------------
                  2                     Amended and Restated Acquisition
                                        Agreement, dated as of August 9, 2001

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   P. H. GLATFELTER COMPANY
                                         (Registrant)


                                   By:    /s/  C. Matthew Smith
                                        ------------------------------
Date: August 24, 2001                   Name:  C. Matthew Smith
                                        Title: Chief Financial Officer

                                INDEX OF EXHIBITS



         Number                    Description of Document
         ------                    -----------------------
         2                         Amended and Restated Acquisition
                                   Agreement, dated as of August 9, 2001